VESTAR

October 22, 1997
                                                       Via Facsimile

Ms. Ilona Adams                         Mr. James Mendelson
The Balcor Company                      The Balcor Company
2355 Waukegan Road, Suite A-200         2355 Waukegan Road, Suite A-200
Bannockburn, IL  60015                  Bannockburn, IL  60015
(847) 317-4462                          (847) 317-4462

Mr. Michael Bench                       Steven Levy, Esq.
Near North National Title Corporation   Katten Muchin & Zavis
222 N. LaSalle Street                   525 W. Monroe Street, Suite 1600
Chicago, IL  60601                      Chicago, IL  60661-3693
(312) 419-0569                          (312) 902-1061

Re:  Sale and Escrow Agreement Among Vestar Development Co., Glendale
     Fashion Center Limited Partnership and Near North National Title Company Escrow No. N942501A

Pursuant to paragraph 30 of the Sale Agreement as set forth in paragraph 1 of the Tenth Amendment, Purchaser hereby provides written notice of its election to exercise the option to extend the closing date for the period (its eighth extension) through and including December 2, 1997. The $200,000 extension payment will be wired to Near North National Title Company today. This shall also serve as Near North's authorization to deposit such $200,000.00 in the same investment as the existing escrow funds with the same maturation date as the existing investments.

If anyone has any questions concerning this, please contact me.

Sincerely,
/s/ Allan J. Kasen
Allan J. Kasen

AJK/dfe

cc:  Alan G. Lieberman, via facsimile (847) 317-4462
     Jay B. Newman, via facsimile (213) 955-7999
     Edward Krasnove, via facsimile (310) 792-4620
     Lee T. Hanley
     Richard J. Kuhle